UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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AMEDICA CORPORATION

(Name of Registrant as Specified in Its Charter)

Commission File Number: 001-33624

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On August 14, 2017, Amedica Corporation issued the following press release:

Amedica Announces Adjournment of Special Meeting of Stockholders

SALT LAKE CITY, August 14, 2017 – Amedica Corporation (Nasdaq:AMDA), an innovative medical device company that develops and commercializes silicon nitride, announced that the special meeting of stockholders scheduled for today has been adjourned, with the adjournment itself being the only business conducted.

The adjournment is to allow for the solicitation of additional votes in favor of the proposal contained in the definitive proxy statement that Amedica filed with the Securities and Exchange Commission on July 28, 2017 regarding a reverse split of the company’s common stock. Approval of a majority of all outstanding shares of Amedica common stock is necessary for this proposal to be approved.

The special meeting will reconvene at 9:00 a.m. local time on September 7, 2017 at the company’s offices located at 1885 West 2100 South, Salt Lake City, UT 84119. The record date for stockholders entitled to vote at the special meeting remains July 19, 2017.

During the period of the adjournment, Amedica will continue to solicit proxies from its stockholders. Stockholders who have not already done so are encouraged to vote - because passage of the proposal requires a majority of outstanding shares to vote in favor, unvoted shares have the same effect as shares voted against. Stockholders who have already voted do not need to recast their votes unless they wish to change their votes. Proxies previously submitted for the meeting will be voted as previously instructed at the reconvened meeting unless properly revoked.

Both leading independent proxy advisory firms - Institutional Shareholder Services Inc. and Glass Lewis & Co. LLC - have recommended that stockholders vote in favor of the reverse split proposal.

Today’s adjournment provides stockholders who have not yet voted an additional opportunity to do so. All stockholders are reminded that every vote will count. Stockholders who need assistance in voting their shares or who have questions are encouraged to contact Amedica’s proxy solicitor, Innisfree M&A Incorporated, stockholders call toll-free at (888) 750-5834 and banks and brokers may call collect at (212) 750-5833.

About Amedica Corporation

Amedica is the only manufacturer of medical grade silicon nitride - an innovative biomaterial technology ideal for use in spinal fusion and across a variety of medical applications. The Company’s products are manufactured in its ISO 13485 certified manufacturing facility located in Salt Lake City, Utah. Amedica’s FDA-cleared and CE-marked spine products are currently marketed in the U.S. and select markets in Europe and South America through its distributor network.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated within this press release. A description of those risks can be found in Amedica’s Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 23, 2016, and in Amedica’s other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contacts:

Amedica IR

801-839-3502

IR@amedica.com